UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        November 30, 2012

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On December 4, 2012, M. Kevin McEvoy, our President and Chief Executive Officer, will deliver a presentation at the Dahlman Rose & Co. Ultimate Oil Services and E&P Conference in New York, NY. Interested parties may view the handouts for the presentation by using the Investor Relations link at Oceaneering's website, www.oceaneering.com, beginning on November 30, 2012 after 4:00 p.m. Central Standard Time. The handouts for the presentation include a reconciliation of the non-GAAP term EBITDA used therein.
The information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Please note that certain information contained in the handouts and prepared statements for the one-on-one meetings are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the "Safe Harbor" provisions of those statutes. Forward-looking statements are generally accompanied by words such as "estimate, " "project, " "predict," "believe," "expect," "anticipate," "plan," "guidance," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the handouts for the presentation and accompanying prepared statements include statements about:

•	Our belief that Oceaneering International, Inc.:

▪	is leveraged to deepwater and subsea completion activities which offer excellent secular demand growth prospects;

▪	are market leaders in providing ROV services and specialty subsea products;

▪	has a good project execution track record; and

▪	has excellent earnings, liquidity and cash flow;

•	Our belief that deepwater projects:

▪	generally take years to develop;

▪	involve largely oil prospects with high production flow rates;

▪	are primarily undertaken by well capitalized customers; and

▪	investment is predicated on long-term commodity price assumptions;

•	Our belief that deepwater:

▪	is one of the best secular growth prospects in the industry;

▪	is where significant undiscovered potential remains; and

▪	drilling intensity, or rig time per deepwater well, is on the rise;

•	Our expectation that:

▪	our 2012 earnings per share will be another record, in the range of $2.60 to $2.65;

▪	our fourth quarter of 2012 earnings per share guidance range of $0.68 to $0.73; and

▪	our 2013 earnings guidance range of $3.00 to $3.25;

•	Our anticipation of continued global demand growth for our services and products to support deepwater drilling, field development and inspection, maintenance and repair activities;

•	Our anticipation that all of our business segments will have higher operating income in 2012 compared to 2011;

•	Our anticipation that all of our business segments will have higher operating income in 2013 compared to 2012, with:

▪	ROVs on greater service demand to support drilling and vessel-based projects;

▪	Subsea Products on higher subsea hardware and tooling sales, and increased throughput at our umbilical plants;

▪	Subsea Projects on a full year of work on the field support services contract for BP offshore Angola; and

▪	Asset Integrity on better execution and improved operational efficiency;

•	Our anticipated 2012 EBITDA of at least $590 million;

•	Our anticipated 2013 EBITDA of at least $670 million;

•	Our ample resources to invest in growth;

•	Our 2012 and 2013 capital expenditures estimates of $275 million to $300 million in each year;

•	Our anticipated 2012 and 2013 capital expenditures of approximately $175 million on ROVs;

•	Our belief that our quarterly cash dividend of $0.18 per share does not compromise our growth strategy;

•	Our belief that floating rig demand:

▪	is the primary market indicator for deepwater subsea activity;

▪	drives demand for ROVs in the exploration phase; and

▪	drilling success drives demand for ROVs to support vessel-based activities and the specialty subsea hardware that we manufacture;

•	Our beliefs regarding the comparative size of our ROV fleet;

•
Our expectation that we will continue to be the dominant provider of ROV services on 5th and 6th generation semis and dynamically-positioned drillships, or "high-spec" floating drilling rigs, not contracted to Petrobras in Brazil;

•	Our determination that the faster pace of ROV supply growth versus floating drilling rigs is by default attributable to an increased use of ROVs on vessels;

•	Our belief that demand for ROVs to support vessel-based activities will continue to grow;

•	Our estimate of our 20% market share of the total vessel-based ROV fleet and belief that we will maintain this market share;

•	Our expectations that in 2012 our fleet utilization may increase to 80% or more and our average revenue per day-on-hire will be about the same as 2011;

•
Our expectations that in 2013 our fleet utilization may increase to 82% or more and our average revenue per day-on-hire will improve somewhat over 2012, at least to cover cost increases and maintain our operating margin;

•	Our anticipation that in 2013 we will increase our ROV days on hire as we benefit from higher demand to support drilling and vessel-based projects;

•	Our anticipation of adding 30 to 35 new vehicles to our fleet in 2013, about the same as the 33 or more we expect for 2012;

•	Our expectation that our year end 2012 fleet size will be approximately 285 ROVs;

•	Our belief that our ROV business will achieve record operating income in 2012 and again in 2013, making 10 consecutive years of record earnings;

•	Our anticipation that our ROV operating margin for both 2012 and 2013 will be approximately 30%;

•	Our belief that subsea tree orders are a leading indicator for deepwater activities, and demand for our Subsea Products segment is closely tied to subsea completion activity;

•	Quest Offshore's forecasted subsea tree orders worldwide and exclusive of Brazil;

•
Our belief that the record high levels of offshore construction orders during the past two years suggests an elevated level of activity for the next few years and supports operator plans for an increase in subsea tree installations, which should result in higher demand for our subsea products;

•	Our belief that offshore construction activity is also an indicator of demand growth for ROVs on vessels:

▪	initially to support subsea hardware installation; and

▪	subsequently inspection, maintenance and repair activities;

•
Our belief that product manufacturing on two large Petrobras umbilical orders, which we secured in the 2nd quarter of 2012, will occur over the next few years and not be completed until the 3rd quarter of 2015;

•	Our belief that we will achieve progressively higher Subsea Products segment operating income in 2012 and 2013;

•	Our expectation that our 2013 Subsea Products operating income will be higher than that of 2012, due to higher subsea hardware and tooling sales and increased umbilical plant throughput;

•	Our anticipation that our 2012 Subsea Products operating margin will be slightly higher than that of 2011, and such operating margin in 2013 will be similar to that of 2012;

•	Our belief that 2012 will be better than 2011, and our expectation that 2013 will be even better;

•	Our belief that new emphasis on risk reduction in deepwater operations reinforces the benefit of our value sell;

•	Our belief that we have excellent earnings prospects and the financial resources to continue investing for growth and to fund our dividend and share repurchase programs;

•	Our projected EBITDA for 2012 and 2013 in the EBITDA reconciliation to Net Income in the Supplemental Financial Information; and

•	Quest Offshore's subsea completions forecast, in the Supplemental Market Information, for new installations to be up over 35% in the current decade compared to the decade of the 2000s.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	November 30, 2012	By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer